UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2010 (November 9, 2010)

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

On November 9, 2010, Energy XXI (Bermuda) Limited (the “Company”) held its 2010 Annual General Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, 46,171,098 shares of common stock, par value $0.005 per share, or approximately 90%  of the 51,138,513 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.  Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting as described in the Company’s proxy statement filed on October 6, 2010 and the final voting results on each such matter.

Proposal 1:  Election of Directors.

The shareholders elected each of the three Class II director nominees for a three-year term expiring at the 2013 Annual Meeting, as reflected in the following voting results:

Name of Nominee	Votes FOR	Votes AGAINST	Votes WITHHELD
David M. Dunwoody	34,899,419	0	350,412
Cornelius Dupré II	34,889,697	0	360,134
Kevin Flannery	34,886,533	0	363,298

There were 10,921,267 broker non-votes as to Proposal 1.

The continuing directors of the Company are John D. Schiller, Jr., Bill Colvin, Paul Davison and Hill Feinberg.

Proposal 2:  Ratification and Approval of Appointment of Independent Registered Public Accounting Firm and Auditors’ Remuneration.

The shareholders ratified and approved the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011 and authorized the Audit Committee of the Company’s Board of Directors to set the auditors’ remuneration for the fiscal year ending June 30, 2011, as reflected in the following voting results:

Votes FOR	Votes AGAINST	ABSTENTIONS
45,552,494	604,022	14,582

There were no broker non-votes as to Proposal 2.

Item 8.01          Other Events

Following the Annual Meeting, the Company’s board of directors (the “Board”) assigned members of the Board to the following committees:

Audit Committee:

Bill Colvin (Chairman)
Kevin Flannery
Hill Feinberg
David Dunwoody

Nomination Committee:

Hill Feinberg (Chairman)
Cornelius Dupré II
Kevin Flannery
Paul Davison

Remuneration Committee:

David Dunwoody (Chairman)
Cornelius Dupré II
Paul Davison
Bill Colvin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

By:	/s/ David West Griffin
Name:	David West Griffin
Title:	Chief Financial Officer
November 10, 2010